                                                                   Exhibit 10.54

                        BALDWIN TECHNOLOGY COMPANY, INC.
                     MANAGEMENT INCENTIVE COMPENSATION PLAN
                                  JULY 1, 2002

OBJECTIVE:

The Baldwin Management Incentive Compensation Plan (MICP) is designed to reward, recognize and motivate executives and key management employees for their contributions on a corporate-wide, functional and personal basis.

PLAN CRITERIA:

The MICP is designed to provide each eligible participant a target bonus percentage of his/her base salary upon the achievement of targeted financial and personal performance objectives. For purposes of this plan, a participants base salary will be that which is in effect on July 1st of any given fiscal year. For the purposes of the MICP, the following criteria will be used for the bases to determine the level of payout under the plan.

    1) FINANCIAL OBJECTIVES

        (a) CORPORATE - WIDE FINANCIAL OBJECTIVE (ALL PARTICIPANTS) All participants will have a Baldwin Technology Earnings Per Share (EPS) target.

        (b) FUNCTIONAL FINANCIAL OBJECTIVES

            i)  BET AND CORPORATE STAFF
                 Revenue
                 Gross Margin
                 EBITDA
                 Working Capital Index (A/R & Inv - A/P)
                 Corporate Expense Cost Centers

            ii) OPERATIONS
                 Utilization
                 COGS as a % of Ops. Sales
                 On-Time Delivery
                 Warranty as a % SSU Sales
                 Inventory Turns

           iii) SALES & SERVICE UNITS

                 SALES                                SERVICE
                 Revenue                              Technical Service Cost Center
                 Gross Margin as a % of SSU Sales     Warranty as a % of SSU Sales
                 OPEX (Sales and G&A Cost Centers)    On-time Service Delivery
                 DSO                                  Service Revenue
                 Finished Goods Inventory

            iv) PRODUCT MANAGEMENT
                 Revenue
                 Gross Margin as a % of SSU Sales
                 Finished Goods Inventory
                 OPEX (Product Management Cost Center)
                 Warranty as a % of Ops. Sales
                 New Products as a % of Total Revenue

    2) PERSONAL PERFORMANCE OBJECTIVES

All participants will be required to develop a minimum of four (4) personal performance objectives to be achieved during the fiscal year. Each goal must have a measurable end result with timetables for achievement.

CRITERIA WEIGHTING:

The exact weighting of each of the corporate-wide and functional financial objectives as well as a participants personal objectives will be determined and communicated by each MICP participant's manager using and MICP FORM (attachment
1).

PAY FOR PERFORMANCE RELATIONSHIP (LEVERAGING):

Performance against financial objectives will be rated on a scale of 90 - 120% of target or end result. There will be no payout for achievement below 90% and the maximum achievement capped at 120%. The following chart shows the % of payment yielded by performance level:

           Performance Against                % of
                Target                      Payment
                ------                      -------
                 <90%                           0%
                  90%                          50%
                 100%                         100%
                 110%                         125%
                 120%                         150%

Payout for performance against personal objectives will be rated at the 100% level. There will be no payout for achievement below 100% and the maximum achievement is capped at 100%.

BONUS FORMULA:

A participants bonus payout will be based on a simple additive formula in which the final calculated % of payout for an individuals performance on corporate-wide and functional financial objectives as well as personal objectives will be added together resulting in a percentage that will be multiplied by the individuals target bonus as a percent of salary.

Attachment 2 provides a sample payout for a participant who has a target bonus of 30% of salary and has a weighting of 30% corporate, 50% functional and 20% personal.

ADMINISTRATIVE:

    1)  NEW PARTICIPANTS
        Any newly hired, promoted or transferred employee who becomes eligible to participate in the MICP will do so on a pro-rated basis from the date of such occurrence consistent with the time such participant worked in the fiscal year. All new participants must be approved by the President & CEO.

    2)  TERMINATION, RETIREMENT OR DEATH
        A participant who terminates voluntarily or is terminated for just cause (or summary dismissal) before the fiscal year end of the bonus plan year will not receive payment under this plan. In the case of retirement or death of a participant before the fiscal year end of the bonus plan year, payment will be made on a pro-rated basis consistent with the time such employee worked in the fiscal year.

    3)  PAYOUT
        At fiscal year end, actual financial and personal performance results will be compared to the performance criteria and the payout for each participant will be calculated. Any payout from the plan will occur no later than August 15th following the end of the fiscal year.

    4)  PLAN CHANGES
        All information contained herein including the payout of bonuses under this plan can be changed as considered appropriate at the sole discretion of the President & CEO.